SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive proxy statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12
American HomePatient, Inc.

(Name of Registrant as Specified In Its charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AMERICAN HOMEPATIENT, INC.
5200 Maryland Way, Suite 400
Brentwood, Tennessee 37027-5018
Dear Stockholder:
          You are cordially invited to attend the 2009 annual meeting of stockholders of American HomePatient, Inc. (the “Company”), to be held at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., 315 Deaderick Street, Suite 1800, Nashville, Tennessee 37238 on May 20, 2009, at 9:00 a.m. (Central Daylight Time).
          The attached notice of annual meeting and proxy statement describe the formal business to be transacted at the meeting. Following the formal business portion of the annual meeting, there will be a report on the operations of the Company, and stockholders will be given the opportunity to ask questions. At your earliest convenience, please mark, sign, date and return the accompanying proxy card in the enclosed postage pre-paid envelope. We hope you will be able to attend the annual meeting.
          Whether or not you plan to attend the annual meeting, please complete, sign, date and mail the enclosed proxy card promptly. If you attend the annual meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. If you do not attend the annual meeting, you may still revoke such proxy at any time prior to the annual meeting by providing written notice of such revocation as provided herein. YOUR PROMPT COOPERATION WILL BE GREATLY APPRECIATED.
Stephen L. Clanton
Executive Vice President,
Chief Financial Officer and Secretary
Brentwood, Tennessee
April 22, 2009

AMERICAN HOMEPATIENT, INC.
5200 Maryland Way, Suite 400
Brentwood, Tennessee 37027-5018
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of American HomePatient, Inc.:
          The annual meeting of stockholders of American HomePatient, Inc., a Delaware corporation (“American HomePatient” or the “Company”), will be held at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., 315 Deaderick Street, Suite 1800, Nashville, Tennessee 37238 on May 20, 2009, at 9:00 a.m. (Central Daylight Time) for the following purposes:
          (1)    To re-elect one (1) Class 3 director, to hold office for a three (3) year term and until his successor has been duly elected and qualified; and
          (2)    To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.
          The proxy statement and form of proxy accompanying this notice are being mailed to stockholders on or about April 22, 2009. Only stockholders of record at the close of business on March 31, 2009 are entitled to notice of and to vote at the meeting and any adjournment thereof.
          Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the meeting.
          We hope very much that you will be able to be with us. The Company’s board of directors urges all stockholders of record to exercise their right to vote at the annual meeting of stockholders personally or by proxy. Accordingly, we are sending you the accompanying proxy statement and the enclosed proxy card.
          Your representation at the annual meeting of stockholders is important. To ensure your representation, whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card. Should you desire to revoke your proxy, you may do so at any time before it is voted in the manner provided in the accompanying proxy statement.
By Order of the Board of Directors,
Stephen L. Clanton
Executive Vice President,
Chief Financial Officer and Secretary
Brentwood, Tennessee
April 22, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on May 20, 2009
          Pursuant to rules promulgated by the Securities and Exchange Commission, we have provided access to these proxy statement materials (which includes this proxy statement, a proxy card and our 2008 Annual Report) both by sending you this full set of proxy statement materials, including a proxy card, and by notifying you of the availability of such materials on the Internet.
          This proxy statement, the Company’s 2008 Annual Report and a proxy card are available at http://www.irinfo.com/ahom/2008.html.
          The annual meeting of stockholders of American HomePatient will be held at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., 315 Deaderick Street, Suite 1800, Nashville, Tennessee 37238 on May 20, 2009, at 9:00 a.m. (Central Daylight Time).
          The proposals to be voted upon at the meeting, all of which are more completely set forth in this proxy statement, are as follows:
          (1)    To re-elect one (1) Class 3 director, to hold office for a three (3) year term and until his successor has been duly elected and qualified; and
          (2)    To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.
          The Company’s board of directors recommends that you vote for FOR the approval of proposals 1 and 2.
“HOUSEHOLDING” OF PROXY MATERIALS
          The SEC rules allow a single copy of the proxy statement and annual report to be delivered to multiple stockholders sharing the same address and last name, or who we reasonably believe are members of the same family, and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in savings of paper and mailing costs. Although we do not household for our stockholders of record, some brokers household our proxy statements and annual reports, delivering a single copy of each to multiple stockholders that meet these qualifications. Once you have received notice from your broker that they will household materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participle in householding and would prefer to receive a separate copy of our proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker pursuant to the materials delivered to you by your broker with this proxy statement.

i

AMERICAN HOMEPATIENT, INC.
5200 Maryland Way, Suite 400
Brentwood, Tennessee 37027-5018
PROXY STATEMENT
          The board of directors of American HomePatient, Inc. (referred to in this proxy statement as American HomePatient, we, us, or the company) is soliciting proxies for this year’s annual meeting of stockholders. This proxy statement contains important information for you to consider when deciding how to vote on matters brought before the meeting. Please read it carefully.
          The board of directors has set March 31, 2009 as the record date for the meeting. Stockholders who owned American HomePatient, Inc. common stock on that date are entitled to receive notice of and vote at the meeting, with each share entitled to one vote. Cumulative voting is not permitted. On the record date there were 17,573,389 shares of American HomePatient common stock outstanding.
          This proxy statement and enclosed proxy were initially mailed or delivered to stockholders on or about April 22, 2009. The company’s annual report for the fiscal year ended December 31, 2008 is being concurrently mailed or delivered with this proxy statement to stockholders entitled to vote at the annual meeting. The annual report is not to be regarded as proxy soliciting material.
          Why am I receiving this proxy statement and proxy form?
          You are receiving this proxy statement and proxy form because you own shares of American HomePatient common stock. This proxy statement describes issues on which you are entitled to vote.
          When you sign the proxy form you appoint Stephen L. Clanton, the company’s Executive Vice President, Chief Financial Officer and Secretary, and Frank D. Powers, the company’s Executive Vice President and Chief Operating Officer, as your representatives at the meeting. Mr. Clanton or Mr. Powers will vote your shares at the meeting as you have instructed on the proxy form. This way, your shares will be voted even if you cannot attend the meeting.
          If your shares are not voted in person, they cannot be voted on your behalf unless you provide the Secretary of the company with a signed proxy authorizing another person to vote on your behalf. Even if you expect to attend the meeting in person, in order to ensure that your shares are represented, please complete, sign and date the enclosed proxy form and return it promptly.
          Who is soliciting my proxy and who is paying the cost of the solicitation?
          The board of directors is sending you this proxy statement in connection with its solicitation of proxies for use at the 2009 annual meeting. The company will pay for the costs of this proxy solicitation. Certain of our directors, officers and employees may solicit proxies by mail, telephone, facsimile, or in person, though such directors, officers and employees will not receive additional compensation for this solicitation. We do not expect to pay any other compensation for the solicitation of proxies, except to brokers, nominees and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners of American HomePatient common stock.
          What am I voting on?
          At the annual meeting you will be asked to vote on the election of one “Class 3” director to serve a three-year term on the board of directors. We have nominated our current director, Donald R. Millard, for election. You may also vote on any other matter that is properly brought before the meeting. The company has no other business to bring before the meeting.
          Who is entitled to vote?
          Only stockholders who owned American HomePatient, Inc. common stock as of the close of business on the record date, March 31, 2009, are entitled to receive notice of the annual meeting and to vote the shares that they held on that date at the meeting, or at any postponement or adjournment of the meeting.
          How do I vote?
          You may vote your shares either in person at the annual meeting or by proxy. To vote using the enclosed proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope provided. If your shares are registered in your own name and you attend the meeting, you may deliver your completed proxy in person. “Street name” stockholders, that is, those stockholders whose shares are held in the name of and through a broker or nominee, who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares if they did not receive one directly. Shares held in street name may also be eligible for Internet or telephone voting in certain circumstances if you did not receive a proxy form directly.
          Can I change my vote after I return my proxy form?
          Yes.
          You may revoke your proxy and change your vote at any time before the proxy is exercised by filing with the Secretary of the company either a written notice of revocation or another signed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and inform the Secretary of the company that you wish to revoke or replace your proxy. Your attendance at the meeting will not by itself revoke a previously granted proxy. If you hold your shares in “street name” through a broker, bank or other nominee, you may revoke your proxy by following instructions provided by your broker, bank or nominee. No notice of revocation or later-dated proxy will be effective until received by the Secretary of the company at or prior to the annual meeting.
          What is the board’s recommendation on the election of the Class 3 Director?
          The board recommends a vote FOR the re-election of the nominated “Class 3” director listed in this proxy statement, Donald R. Millard. This recommendation primarily is based upon the following factors:
•	Mr. Millard’s knowledge of the company from his current service as a director;

•	his extensive business experience, including healthcare business experience; and

•	his independence from any apparent conflicts of interest.

          What is the board’s recommendation on giving discretion to the proxy holders selected by the board to vote on any other matters considered at the annual meeting?
          The board recommends a vote FOR DISCRETION of the proxy holders on any other matters considered at the annual meeting. The company, however, knows of no other matters to be considered at the annual meeting.
          How will my shares be voted?
          If properly signed and returned in time for the annual meeting, the enclosed proxy will be voted in accordance with the choices you specify. If you return a signed proxy, but do not specify a choice, Mr. Clanton or Mr. Powers, as the persons named as the proxy holder on the proxy form, will vote as recommended by the board of directors. If any other matters are considered at the meeting, Mr. Clanton or Mr. Powers will vote as recommended by the board of directors. If the board does not give a recommendation, Mr. Clanton or Mr. Powers will have discretion to vote as he thinks best. If a broker submits a proxy that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present for purposes of determining the presence of a quorum but will not be considered as present and entitled to vote with respect to such matters.
          Will my shares be voted if I do not sign and return my proxy form?
          If your shares are registered in your name and you do not return a proxy form or do not vote in person at the annual meeting, your shares will not be voted. If your shares are held in street name and you do not submit voting instructions to your broker, your broker may vote your shares for the election of directors as they think best.
          How many votes are needed to hold the annual meeting?
          The company had a total of 17,573,389 shares of outstanding common stock as of the record date for the annual meeting. A majority of the company’s outstanding shares as of the record date (a quorum) must be present at the annual meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if: (a) a stockholder is present and votes in person at the meeting; (b) a stockholder has properly submitted a proxy form, even if the stockholder marks abstentions on the proxy form; or (c) a broker or nominee has properly submitted a proxy form, even if the broker does not vote because the beneficial owner of the shares has not given the broker or nominee specific voting instructions and the broker or nominee does not have voting discretion (a “broker non-vote”). A share, once represented for any purpose at the meeting, is deemed present for purposes of determining a quorum for the meeting (unless the meeting is adjourned and a new record date is set for the adjourned meeting), even if the holder of the share abstains from voting with respect to any matter brought before the meeting.
          What vote is required to elect directors or approve other matters?
          The nominee for director that receives the highest number of FOR votes cast will be elected. Withheld votes and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect a director. Any other matters that may be properly submitted to the stockholders will be approved by the affirmative vote of a majority of votes cast of the shares of common stock represented by proxy and entitled to vote at the annual meeting, unless a different approval is required by our organizational documents or applicable law.

          Can I vote on other matters or submit a proposal to be considered at the meeting?
          The company has not received timely notice of any stockholder proposals to be included in the company’s proxy statement and no stockholder has provided timely notice to the company of a proposal to bring before the meeting. Consequently, no other proposals will be considered at the meeting.
          For stockholders seeking to include proposals in the company’s proxy materials for the 2010 annual meeting, the proposing stockholder or stockholders must comply with all applicable regulations, including Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the proposals must be received by the Secretary of the company before December 24, 2009. Stockholders who intend to present a proposal at the 2010 annual meeting without inclusion of such proposal in the company’s proxy materials are required to provide such proposals to the principal executive offices of the company not less than sixty nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.
          Are there any dissenters’ rights or appraisal rights with respect to any of the proposals described in this proxy statement?
          There are no appraisal or similar rights of dissenters respecting the matters to be voted upon.
          How do I communicate with directors?
          Stockholders may send communications to the board or any of the directors by sending such communication addressed to the board of directors or any individual director c/o American HomePatient, Inc., 5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027-5018.
          Are these proxy materials available on the Internet?
          Yes, this proxy statement, proxy card and accompanying proxy materials are available at the following website: http://www.irinfo.com/ahom/2008.html.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
          How much stock do the company’s directors, executive officers, and principal stockholders own?
          As of the record date of March 31, 2009, there were 17,573,389 shares of common stock issued and outstanding. The following table shows, as of March 31, 2009, the amount of American HomePatient common stock beneficially owned (unless otherwise indicated) by: (a) each director and company director nominee; (b) the company’s executive officers; (c) all of the company’s directors and executive officers as a group; and (d) all stockholders known by the company to be the beneficial owners of more than 5% of the outstanding shares of American HomePatient common stock. Based on information furnished by the owners and except as otherwise noted, the company believes that the beneficial owners of the shares listed below, have, or share with a spouse, voting and investment power with respect to the shares. Except as otherwise noted, the address for all of the persons listed below is 5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027-5018.

	Number of Shares	Percentage
Name	Beneficially Owned	of Total Shares

Highland Capital Management, L.P. (1)	8,437,164	48.0%
Fidelity Management and Research Company (2)	1,735,000	9.9%
Joseph F. Furlong, III (3)	1,567,250	8.3%
Stephen L. Clanton (4)	328,999	1.8%
Frank D. Powers (5)	343,333	1.9%
Henry T. Blackstock (6)	108,000	*
Donald R. Millard (7)	130,000	*
W. Wayne Woody (8)	100,000	*
William C. O’Neil, Jr. (9)	100,000	*
James P. Reichmann (10)	50,833	*
All Directors and executive officers as a group (8 persons) (11)	2,728,415	13.6%

*	Indicates less than 1% ownership.
(1)
Ownership information included in the table is based on a Schedule 13D/A filed on June 7, 2007 by Highland Capital Management, L.P., claiming beneficial ownership of 8,437,164 shares through its affiliate, Highland Crusader Offshore Partners, L.P. The address for Highland Capital Management, L.P. is Two Galleria Tower, 13455 Noel Road, Suite 800, Dallas, Texas 75240.

(2)
Ownership information included in the table is based on a Schedule 13G filed on February 14, 2006 by Fidelity Management and Research Company. The address for Fidelity Management and Research Company is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)
The amount shown includes 190,623 shares owned outright, as well as shares purchasable upon exercise of options issued under the American HomePatient 1991 Amended and Restated Nonqualified Stock Option Plan (the “1991 Plan”): 200,000 shares purchasable upon exercise of options at $0.56 per-share; 200,000 shares purchasable upon exercise of options at $0.17 per-share; 300,000 shares purchasable upon exercise of options at $1.80 per-share; 240,000 shares purchasable upon exercise of options at $3.30 per-share; 245,000 shares purchasable upon exercise of options at $1.60 per-share; and 83,333 shares purchasable upon exercise of options at $1.03 per-share. The amount also includes shares purchasable upon exercise of options issued under the American HomePatient 1995 Nonqualified Stock Option Plan for Directors (the “1995 Plan”): 3,000 shares at a $0.53 per-share exercise price; 50,000 shares at a $0.30 per-share exercise price; 5,000 shares at a $0.22 per-share exercise price; 5,000 shares at a $0.75 per-share exercise price; 5,000 shares at a $0.15 per-share exercise price; 10,000 shares at a $1.29 per-share exercise price; 10,000 shares at a $3.46 per-share exercise price; 10,000 shares at a $3.27 per-share exercise price; and 10,000 shares at $1.40 per-share exercise price. The amount also includes 294 shares owned by the daughter of Mr. Furlong of which Mr. Furlong disclaims beneficial ownership.

(4)
The amount shown includes shares purchasable upon exercise of options issued under the 1991 Plan: 150,000 shares purchasable at a per-share exercise price of $2.98; 90,000 shares purchasable at a per-share exercise price of $3.30; 57,333 shares purchasable upon exercise of options at $1.60 per-share; and 31,666 shares purchasable upon exercise of options at $1.03 per-share.

(5)
The amount shown includes shares purchasable upon exercise of options issued under the 1991 Plan: 150,000 shares purchasable at a per-share exercise price of $1.31; 100,000 shares purchasable at a per-share exercise price of $3.30; 60,000 shares purchasable upon exercise of options at $1.60 per-share; and 33,333 shares purchasable upon exercise of options at $1.03 per-share.

(6)
The amount shown includes shares purchasable upon exercise of options issued under the 1995 Plan: 3,000 shares at a $0.53 per-share exercise price; 30,000 shares at a $0.30 per-share exercise price; 5,000 shares at a $0.22 per-share exercise price; 5,000 shares at a $0.75 per-share exercise price; 5,000 shares at a $0.15 per-share exercise price; 10,000 shares at a $1.29 per-share exercise price; 10,000 shares at a $3.46 per-share exercise price; 10,000 shares at a $3.27 per-share exercise price; 10,000 shares at a $1.40 per-share exercise price; 10,000 shares at a $1.12 per-share exercise price; and 10,000 shares at a $0.12 per-share exercise price.

(7)
The amount shown includes 10,000 shares owned outright, as well as shares purchasable upon exercise of options issued under the 1995 Plan: 50,000 shares at a $0.20 per-share exercise price; 5,000 shares at a $0.75 per-share exercise price; 5,000 shares at a $0.15 per-share exercise price; 10,000 shares at a $1.29 per-share exercise price; 10,000 shares at a $3.46 per-share exercise price; 10,000 shares at a $3.27 per-share exercise price; 10,000 shares at a $1.40 exercise price; 10,000 shares at a $1.12 per-share exercise price; and 10,000 shares at a $0.12 per-share exercise price.

(8)
The amount shown includes shares purchasable upon exercise of options issued under the 1995 Plan: 50,000 shares purchasable at a $1.38 per-share exercise price; 10,000 shares at a $3.46 per-share exercise price; 10,000 shares at a $3.27 per-share exercise price; 10,000 shares at a $1.40 per-share exercise price; 10,000 shares at a $1.12 per-share exercise price; and 10,000 shares at a $0.12 per-share exercise price.

(9)
The amount shown includes shares purchasable upon exercise of options issued under the 1995 Plan: 50,000 shares purchasable at a $1.18 per-share exercise price; 10,000 shares at a $3.46 per-share exercise price; 10,000 shares at a $3.27 per-share exercise price; 10,000 shares at a $1.40 per-share exercise price; 10,000 shares at a $1.12 per-share exercise price; and 10,000 shares at a $0.12 per-share exercise price.

(10)
The amount shown includes shares purchasable upon exercise of options issued under the 1991 Plan: 17,500 shares at a $2.40 per-share exercise price; 20,000 shares at a $1.25 per-share exercise price; 13,333 shares at a $1.03 per-share exercise price.

(11)	The amount shown includes 1,991,498 shares purchasable upon exercise of options issued under the 1991 Plan and 536,000 shares purchasable upon exercise of options issued under the 1995 Plan.

PROPOSAL 1
ELECTION OF DIRECTORS
          How many directors are being elected?
          There is one director position being voted on at the meeting. The company’s certificate of incorporation provides that the number of directors to be elected by the stockholders shall be established by the board of directors from time to time. The number of directors is currently set at five.
          The certificate of incorporation requires that the board of directors be divided into three classes, which are as nearly equal in number as possible. The directors in each class will serve staggered three-year terms or until a successor is elected and qualified. The two Class 1 directors are currently serving until the 2010 annual meeting, the two Class 2 directors will serve until the 2011 annual meeting, and the one Class 3 director, if and when elected at this annual meeting, will serve until the 2012 annual meeting. At each annual meeting of stockholders, the number of directors equal to the number of the class whose term expires at the time of such meeting will be elected to hold office for three years or until their successors are elected and qualified. The Class 3 director nominee, Donald R. Millard, was nominated by the company’s nominating and corporate governance committee. Mr. Millard is a member and Chairman of that committee, but he did not participate in the vote to nominate himself.
          What happens if a nominee refuses or is unable to stand for election?
          The board may reduce the number of seats on the board or designate a replacement nominee. If the board designates a replacement nominee, shares represented by proxy will be voted FOR the replacement nominee. The board presently has no knowledge that Mr. Millard will refuse, or be unable, to serve.
          Must a director nominee attend our annual meeting?
          It is the company’s policy that all of its directors use their best efforts to attend the annual meeting. All directors attended the 2008 annual meeting of stockholders.
          Who is the company’s board nominee?
          Donald R. Millard, who is a current member of the board, is the company’s nominee for re-election. Information regarding Mr. Millard is provided below, including name, age, year first elected as a director of American HomePatient, and principal occupation during the past five years. The term of the Class 3 director nominee expires at the 2009 annual meeting of stockholders. If re-elected, the Class 3 director nominee will continue in office until the 2012 annual meeting of stockholders, or until the election and qualification of his successor in office. The following table contains biographical information of the nominated director.

Name of Director	Age	Director Since	Principal Occupation Last Five Years

Donald R. Millard	61	2000
Since October of 2005, Mr. Millard has served as executive chairman of Red Bag Solutions, Inc., a provider of medical waste destruction services. Mr. Millard served as executive vice president and chief operating officer of AGCO, a global designer, manufacturer and distributor of agricultural equipment, from June 2002 through February 2004. Mr. Millard served as senior vice president and chief financial officer of AGCO from October 2000

Name of Director	Age	Director Since	Principal Occupation Last Five Years

through June 2002. Mr. Millard served as president, chief executive officer and as a director of Matria Healthcare, Inc., a provider of obstetrical home care and maternity management services, from October 1997 to October 2000, and as its chief financial officer from October 1997 to October 1999.

          Who are the continuing directors?
          The following directors will continue in office for the remainder of their respective terms or until the election and qualification of their respective successors in office. The terms of Messrs. Blackstock and Woody, the Class 1 directors, will expire at the 2010 annual meeting of stockholders and the terms of Messrs. Furlong and O’Neil, the Class 2 directors, will expire at the 2011 annual meeting of stockholders. The following table contains biographical information of the continuing directors.

Name of Director	Age	Director Since	Principal Occupation Last Five Years

Henry T. Blackstock	65	1991
Since June 2005, Mr. Blackstock has served as Chairman of Priority Nurse Staffing. Mr. Blackstock served as senior vice president, chief economist, and chief investment strategist for SouthTrust Bank from January 1999 to April 2005. He was chairman and chief executive officer of Tucker Management Group, a hedge fund management firm, from July 1989 to January 1999.

W. Wayne Woody	67	2004
From 2000 to 2001, Mr. Woody served as the interim chief financial officer for Legacy Investment Group, a boutique investment firm. Mr. Woody was employed by KPMG LLP and predecessor firms Peat Marwick Mitchell & Co. and Peat Marwick Main from 1968 until his retirement in 1999. Mr. Woody also has served as a director of Piedmont Office Realty Trust, Inc. and Wells Family of Real Estate Funds, both of which are real estate investment management firms, since October 2003.

Joseph F. Furlong, III	60	1994
Mr. Furlong has served as the company’s President and CEO since November 1998. He served as president of Adirondack Capital Advisors, LLC, a financial advisory firm, from May 1996 until December 2002. Mr. Furlong served as a director of Advocat Inc., a long-term care company, from March 2001 until March 2002.

William C. O’Neil, Jr.	74	2004
Mr. O’Neil served as the chairman and chief executive officer of ClinTrials Research, Inc. from September 1989 to February 1998. Mr. O’Neil has served as a director of Healthways, Inc., a specialty health care service company, since 1985. From 1987 to May 2008 he served as a director of Sigma-Aldrich Corp., a manufacturer of research chemicals, and since 1994 he has served as a director of Advocat Inc., a long-term care company.

          Is the board independent?
          Four of the company’s current five directors, i.e., all of the non-management directors, are independent as Nasdaq defines independence under Nasdaq Rule 4200(a)(15). The company’s non-management directors meet in executive sessions, without management present, on a regular basis.
          Has the board established a nominating and corporate governance committee, audit committee and compensation committee?
          Yes. The board of directors has established a nominating and corporate governance committee, an audit committee, and a compensation committee.
          Nominating and Corporate Governance Committee. The nominating and corporate governance committee presently is composed of four directors: Mr. Millard (the chairman of the committee), Mr. Blackstock, Mr. Woody and Mr. O’Neil. Each of the members of the nominating and corporate governance committee is independent as Nasdaq defines independence under Nasdaq Rule 4200(a)(15). The nominating and corporate governance committee met once during 2008. The nominating and corporate governance committee charter is available on the company’s website at www.ahom.com.
          The nominating and corporate governance committee believes that any nominee that it recommends for a position on the board of directors must possess high standards of personal and professional integrity, and have demonstrated business judgment and such other characteristics as it deems appropriate to demonstrate that he or she would be effective, in conjunction with the other directors and nominees for director, in serving the best interest of the company’s stockholders. The nominating and corporate governance committee’s assessment of existing directors and new director nominees includes, without limitation, issues of diversity, age, contribution to the meetings, the ability to work with other directors and the perceived needs of the board at that point in time. The committee may solicit recommendations for director nominees from other directors, the company’s executive officers or any other source that it deems appropriate. To evaluate any potential nominee, the committee typically will review and evaluate the qualifications of any proposed director candidate and conduct inquiries into his or her background to the extent that it deems appropriate under the circumstances.
          The nominating and corporate governance committee will review and evaluate the qualifications of any director candidates who have been recommended by stockholders of the company in compliance with policies described above. Any stockholder submitting a recommendation for a director candidate for consideration by the nominating and corporate governance committee at the 2010 annual meeting must submit it to the Secretary at the company’s corporate headquarters before January 1, 2010. The Secretary of the company will forward all recommendations to the nominating and corporate governance committee. The stockholder’s recommendation must include information about the stockholder making the recommendation and about the proposed director candidate. All proposed director candidates for consideration by the nominating and corporate governance committee will be evaluated in the same manner, regardless of the source of the initial recommendation.
          The company historically has not paid a fee to any third party to help it in identifying or evaluating potential nominees, although the nominating and corporate governance committee has the ability to engage such third parties pursuant to its charter.
          Audit Committee. The company has a separately-designated standing audit committee that is established in accordance with Section 3(a)(58)(A) of the Exchange Act (15 U.S.C. 78c(a)(58)(A)). The audit committee supervises matters relating to the audit function, reviews the company’s quarterly reports, and reviews and approves the annual report of the company’s independent auditors. The audit committee also has oversight with respect to the company’s financial reporting, including the annual and other reports to the Securities and Exchange Commission (the “SEC”) and the annual report to the stockholders. The audit committee presently is composed of four directors: Mr. Woody (the chairman of the committee), Mr. Blackstock, Mr. Millard, and Mr. O’Neil. The board of directors, in its business judgment, has determined that all members of the audit committee are independent directors and are qualified to serve on the audit committee pursuant to Rule 4200(a)(15) under Nasdaq’s Rule 4350(d)(2)(A) regarding heightened independence standards for audit committee members. The board has determined that each of Mr. Millard and Mr. Woody qualify as an “audit committee financial expert” as described in Nasdaq Rule 4350(d)(2)(A). There were four meetings of the audit committee during 2008. The audit committee has adopted a written charter, a copy of which is available on the company’s website at www.ahom.com.
          Compensation Committee. The compensation committee presently is composed of four directors: Mr. Blackstock (the chairman of the committee), Mr. Millard, Mr. Woody, and Mr. O’Neil. Responsibilities of this committee include approval of remuneration arrangements for executive officers of the company, review of compensation plans relating to executive officers and directors, including benefits under the company’s compensation plans and general review of the company’s employee compensation policies. The compensation committee has full authority to discharge these responsibilities, including the authority to retain, terminate, and set the terms for the engagement of outside counsel, compensation consultants, and other experts. The compensation committee normally seeks the input of the CEO in setting compensation of executive officers (other than the compensation of the CEO). During 2008, the compensation committee held one meeting. The compensation committee has adopted a written charter, a copy of which is available on the company’s website at www.ahom.com.
          How often did the board of directors meet during 2008?
          During fiscal 2008, the board of directors held five meetings and four executive sessions. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees on which the individual director served.
          What is the board’s recommendation with respect to the re-election of Mr. Millard as a Class 3 Director?
          The board unanimously recommends a vote “FOR” the re-election of Mr. Millard as a Class 3 Director. This recommendation is based, among other considerations, upon his company knowledge from his current board service, independence from conflicts of interest, and his business experience, including experience in a healthcare business. See also “What is the board’s recommendation on election of the Class 3 Director?” on page 2.

EXECUTIVE OFFICERS
     Who are the company’s executive officers?
     The following table sets forth certain information concerning the executive officers of the company as of March 31, 2009.

Name of Officer	Age	Officer Since	Position with the Company

Joseph F. Furlong, III	60	1998
Mr. Furlong has served as a Director of the company since 1994, and as its President and CEO since November 1998. He served as president of Adirondack Capital Advisors, LLC, a financial advisory firm, from May 1996 until December 2002. Mr. Furlong served as a director of Advocat Inc., a long-term care company, from March 2001 until March 2002.

Stephen L. Clanton	57	2005
Mr. Clanton has served as the company’s Executive Vice President and Chief Financial Officer since January 2005. From 1999 until 2004, Mr. Clanton served as senior vice president and chief financial officer of DESA, LLC, a manufacturer of residential heating products and specialty tools. Prior to that he was senior vice president and chief financial officer with International Comfort Products, a manufacturer of residential and light commercial HVAC equipment, and as executive vice president and chief financial officer with Falcon Products, a commercial furniture manufacturer. He also held positions with Emerson Electric Co. and Arthur Andersen & Co.

Frank D. Powers	60	2004
Mr. Powers has served as the company’s Executive Vice President since November 2004 and as its Chief Operating Officer since February 2005. Mr. Powers served as an executive officer of Matria Healthcare, Inc., a provider of disease management services and obstetrical homecare, from 1996 until 2002. Prior to that he was an officer of Healthdyne, Inc. or an affiliate for over 12 years, during which time he spent a significant amount of time as president of the Home Care Group that provided products and services to the home care market.

James P. Reichmann, III	52	2007
Mr. Reichmann has served as the company’s Senior Vice President, Sales & Marketing since June 2007. Mr. Reichmann previously served in the same capacity for the company from February 2005 to November 2006. From November 2006 until June 2007, Mr. Reichmann served as president and chief operating officer of GlucoTec, Inc., which provided in-hospital management of post-surgical glucose levels. From February 1997 to February 2005, Mr. Reichmann was employed by Matria Healthcare, a provider of disease management services and obstetrical homecare. At Matria, Mr. Reichmann served as vice president of field operations for the Women’s Health Division, president of the Women’s Health Division, and corporate vice president for Strategic Sales.

COMPENSATION PLANS
          What equity compensation plans does the company have in place?
          The following table provides information about the company’s equity compensation plans in effect at December 31, 2008, aggregated for two categories of plans: those approved by stockholders and those not approved by stockholders.
          The company has two equity compensation plans, the 1991 Plan and the 1995 Plan. The 1991 Plan was originally approved by the board in 1991 to provide additional incentives to the company’s key employees and directors. As of December 31, 2008, there were 5,500,000 shares authorized under the 1991 Plan, of which options to purchase 2,531,000 shares were issued and outstanding and options to purchase 2,453,891 shares had previously been exercised, leaving 515,109 shares available for issuance. The 1995 Plan was originally approved by the board in 1995 to provide additional incentives to directors. As of December 31, 2008, there were 600,000 shares authorized under the 1995 Plan, of which options to purchase 536,000 shares were issued and outstanding and options to purchase 26,000 shares had previously been exercised, leaving 38,000 shares available for issuance.
Equity Compensation Plan Information

Number of securities
	Number of securities		remaining available for
	to be issued upon	Weighted-average	future issuance under
	exercise of	exercise price of	equity compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan category	warrants and rights	warrants and rights	reflected in column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders	—	—	—

Equity compensation plans not approved by security holders	3,067,000	$1.61	553,109

Total	3,067,000	$1.61	553,109

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
     What compensation does the company pay to its directors and executive officers?
     The following Summary Compensation Table shows the compensation we paid in 2008 and 2007 to our CEO and three most highly compensated executive officers other than the CEO who were serving as executive officers on December 31, 2008 (the “Named Executive Officers”).
Summary Compensation Table

Name and Principal	Fiscal	Salary	Bonus	Option	All Other		Total
Position	Year	($)	($)	Awards[1] ($)	Compensation ($)		($)

Joseph F. Furlong, III,	2008	$550,000	$550,000	($55,925)	$4,842,728	[2]	$5,886,803
President, Chief Executive Officer	2007	$550,000	$550,000	$846,221	$36,355	[3]	$1,982,576

Frank D. Powers	2008	$318,750	$260,000	$141,711	$25,749	[4]	$746,210
Executive Vice President, Chief Operating Officer	2007	$300,000	$250,000	$169,252	$25,200	[5]	$744,452

Stephen L. Clanton	2008	$301,250	$152,500	$156,598	$10,125	[6]	$620,473
Executive Vice President, Chief Financial Officer	2007	$290,000	$145,000	$208,619	$9,938	[7]	$653,557

James P. Reichmann, III	2008	$232,308	$120,000	$34,219	$20,795	[8]	$407,322
Senior Vice President, Sales and Marketing	2007	$100,000	$40,000	$35,496	$5,365	[9]	$180,861

[1]
Amounts shown for option awards do not reflect compensation actually received by the named executive officers nor do they necessarily reflect the actual value that will be recognized by the named executive officers but, instead, are the equity award expense recognized by the company for financial statement reporting purposes in 2008 and 2007 in accordance with FAS 123R for the option awards granted to the named executive officers (excluding any risk of forfeiture, per SEC regulations). For a summary of the terms of these awards, see the Outstanding Option Awards at Fiscal Year-End table that follows. For a description of the assumptions made in computing the values reported in this column, see Note 3, Stock Based Compensation, and Note 5, Change of Control, in the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

[2]
This amount represents $1,725 in company 401(k) matching contributions, $100 that the company paid related to the use of a vehicle by Mr. Furlong, health insurance premiums of $17,806, $23,778 that the company paid for housing used by Mr. Furlong, and $4,799,319 paid in connection with the change in control described herein (which consisted of a $3,300,000 change in control payment and a tax gross-up of $1,499,319). The vehicle and housing usage are in lieu of expense reimbursement for such items based on a determination by the company that this approach was more cost effective than expense reimbursement.

[3]
This amount represents $1,688 in company 401(k) matching contributions, $225 that the company paid related to the use of a vehicle by Mr. Furlong, health insurance premiums of $16,047, and $18,395 that the company paid for housing used by Mr. Furlong. The vehicle and housing usage are in lieu of expense reimbursement for such items based on a determination by the company that this approach was more cost effective than expense reimbursement.

[4]
This amount represents a vehicle allowance of $8,400 and $17,349 that the company paid for housing used by Mr. Powers. The housing usage is in lieu of expense reimbursement for such item based on a determination by the company that this approach was more cost effective than expense reimbursement.

[5]
This amount represents a vehicle allowance of $8,400 and $16,800 that the company paid for housing used by Mr. Powers. The housing usage is in lieu of expense reimbursement for such item based on a determination by the company that this approach was more cost effective than expense reimbursement.

[6]	This amount represents $1,725 in company 401(k) matching contributions and a vehicle allowance of $8,400.

[7]	This amount represents $1,538 in company 401(k) matching contributions and a vehicle allowance of $8,400.

[8]
This amount represents $888 in Company 401(k) matching contributions, $12,707 that the Company paid for housing used by Mr. Reichmann, and a vehicle allowance of $7,200. The housing usage is in lieu of expense reimbursement for such item based on a determination by the company that this approach was more cost effective than expense reimbursement.

[9]
This amount represents $599 in Company 401(k) matching contributions, $1,166 that the Company paid for housing used by Mr. Reichmann, and a vehicle allowance of $3,600. The housing usage is in lieu of expense reimbursement for such item based on a determination by the Company that this approach was more cost effective than expense reimbursement.

Narrative Disclosure to Summary Compensation Table
          The following discussion provides a description of any material factors necessary to an understanding of the information disclosed above in the Summary Compensation Table.
          How are annual incentives awarded to Named Executive Officers?
          Annual incentive (bonus) awards are designed to focus management attention on key operational goals for the current fiscal year. The key operational goals are a combination of each executive’s area of responsibility and the overall financial performance by the company. Specific weighting is not assigned for identified financial, strategic and management practices goals. Generally, company executives have a target bonus of between 50% and 100% of their annual base salaries based upon achievement of their specific operational goals and the achievement by the company of its financial targets. Specifically, executive bonus awards are contingent upon the company achieving 95% of its target EBITDA for the fiscal year, as determined in accordance with its annual budget approved by the board. The compensation committee continues to view EBITDA as a good measuring tool for overall performance in a healthcare services business dependent upon third party reimbursement. EBITDA also serves as a reasonable measure of cash flow, which is particularly important given the company’s outstanding debt and lack of credit facility. The compensation committee reserves the ability to adjust upwards or downwards the bonus levels based upon achievement of other bonus criteria and the operations of the company. For 2008 performance, the compensation committee awarded full bonus awards based on the target EBITDA achieved by the company. For 2007 performance, the compensation committee awarded full bonus awards based on the target EBITDA achieved by the company.
          In approving annual bonus awards, the compensation committee considered, among other factors, the company’s revenue growth and profitability, the development and expansion of its business, improvement of management structures, the executive’s work during the year, his past compensation, perceived contribution to the company generally, level of responsibility, and any notable individual achievements or failings in the year in question. The bonuses paid to each named executive officer in 2008 and 2007 are set forth above in the Summary Compensation Table.
          Long-Term Equity Compensation. Both our 1991 Plan and our 1995 Plan permit grants of nonqualified stock options and other equity awards. We have not traditionally granted stock options to our executives pursuant to a set formula. As discussed above, the compensation committee determined in early 2006 to not establish the long term incentive program of cash and equity grants recommended by our compensation consultant. While this decision resulted in lower compensation to our executives than proposed by the consultant, the compensation committee determined that it was in the best interest of the company to not establish that program. In recognition of the foregoing, the compensation committee has moved to considering stock option grants (albeit with a substantially lower value) on an annual basis. Such grants, if made, are solely in the discretion of the compensation committee and are anticipated to be subject to vesting over a three-year period.

          What are the material terms of the employment agreements with Named Executive Officers?
          Employment Agreement with Joseph F. Furlong, III. On November 26, 2008, we entered into an amended and restated employment agreement with Mr. Furlong, our CEO. This employment agreement, which was effective as of November 1, 2008, replaced his prior employment agreement dated December 1, 2000, as amended on November 10, 2006 and on December 21, 2007. The amended and restated employment agreement memorialized the terms of the prior employment agreement, as amended, with the addition of the termination provisions described herein and certain clarifying changes.
          As previously disclosed, the acquisition by Highland Capital Management, L.P. of more than 35% of the company’s shares in April 2007 created a change in control under Mr. Furlong’s employment agreement, which entitled Mr. Furlong to certain rights under the employment agreement in the event he or the company terminated his employment for any reason within twelve months following such change in control. Accordingly, we entered into the December 21, 2007 amendment to the employment agreement, resulting in a change in control payment made to Mr. Furlong in 2008, a tax-gross-up payment to Mr. Furlong to pay for the taxes associated with such change in control payment, and a corresponding elimination of any future change in control payments. The December 21, 2007 amendment also required the company to maintain $1,396,660 in a trust to provide for the company’s obligation to repurchase Mr. Furlong’s stock options granted prior to January 2, 2008, and all of Mr. Furlong’s stock options outstanding on January 2, 2008 were deemed to be vested.
          Mr. Furlong’s employment agreement provides for an annual base salary of $550,000, subject to adjustment by the board of directors, and an annual incentive award target of 100% of his annual base salary. The employment agreement also requires the company to reimburse Mr. Furlong for reasonable travel, accommodations, and other expenses incurred by Mr. Furlong in the performance of his duties. For fiscal year 2008, Mr. Furlong’s annual base salary was $550,000. The employment agreement is subject to automatic one-year extensions from its November 1st anniversary date. In the event of Mr. Furlong’s death, his employment agreement provides that all of his unvested stock options will be deemed fully vested.
          Employment Agreement with Frank D. Powers. Mr. Powers executed an employment agreement with the company on April 26, 2005, which, by its terms, was effective February 9, 2005. Under the terms of Mr. Powers’ employment agreement, he receives an annual base salary of $260,000, subject to adjustment by the board, and an annual incentive award target of 80% of his annual base salary. For fiscal year 2008, Mr. Powers’ annual base salary was $325,000. In the event Mr. Powers receives a payment from the company that constitutes an excess parachute payment under section 280G of the Internal Revenue Code, the employment agreement provides that the company will indemnify Mr. Powers for any federal, state or local taxes incurred as a result of that excess parachute payment. On November 10, 2006, we entered into an amendment to the employment agreement in order to avoid the imposition of taxes, under Section 409A of the Internal Revenue Code, on certain payments to Mr. Powers.
          Employment Agreement with Stephen L. Clanton. Mr. Clanton entered into an employment agreement with the company effective January 21, 2005. Under the terms of Mr. Clanton’s employment agreement, he receives an annual base salary of $290,000, subject to adjustment by the board, and an annual incentive award target of 50% of his annual base salary. In the event Mr. Clanton receives a payment from the company that constitutes an excess parachute payment under section 280G of the Internal Revenue Code, the employment agreement provides that the company will indemnify Mr. Clanton for any federal, state or local taxes incurred as a result of that excess parachute payment. For fiscal year 2008, Mr. Clanton’s annual base salary was $305,000. On November 10, 2006, we entered into an amendment to the employment agreement in order to avoid the imposition of taxes, under Section 409A of the Internal Revenue Code, on certain payments to Mr. Clanton.
          Offer Letter with James P. Reichmann. The company entered into an offer letter with Mr. Reichmann on June 18, 2007. Under the terms of the offer letter, Mr. Reichmann receives a base salary of $200,000 per year, subject to adjustment by the board, and is eligible to receive annual incentive compensation of up to 40% of his annual base salary. For fiscal year 2008, Mr. Reichmann’s annual base salary was $240,000.
          What equity awards were held by Named Executive Officers on December 31, 2008?
Outstanding Option Awards at Fiscal Year-End

	Number of	Number of
	Securities	Securities		Equity Incentive Plan
	Underlying	Underlying		Awards: Number of
	Unexercised	Unexercised		Securities Underlying
	Options	Options		Unexercised Unearned	Option Exercise	Option
Name	Exercisable	Unexercisable		Options	Price ($)	Expiration Date

Joseph F. Furlong, III	200,000	-0-		—	0.56	11/10/09	[1]
	200,000	-0-		—	0.17	11/09/10	[1]
	300,000	-0-		—	1.80	02/25/14	[1]
	240,000	-0-		—	3.30	02/17/16	[1]
	245,000	-0-		—	1.60	02/27/17	[1]
	-0-	250,000	(a)	—	1.03	02/26/18	[1]
	10,000	-0-		—	1.29	12/31/13	[2]
	10,000	-0-		—	3.46	12/31/14	[2]
	10,000	-0-		—	3.27	12/31/15	[2]
	10,000	-0-		—	1.40	12/31/16	[2]
	3,000	-0-		—	0.53	12/31/09	[2]
	50,000	-0-		—	0.30	05/31/10	[2]
	5,000	-0-		—	0.22	12/31/10	[2]
	5,000	-0-		—	0.75	12/31/11	[2]
	5,000	-0-		—	0.15	12/31/12	[2]

Stephen L. Clanton	150,000	-0-		—	2.98	01/11/15	[1]
	60,000	30,000	(b)	—	3.30	02/17/16	[1]
	28,666	57,334	(c)	—	1.60	02/27/17	[1]
	-0-	95,000	(a)	—	1.03	02/26/18	[1]

Frank D. Powers	150,000	-0-		—	1.31	11/08/14	[1]
	66,666	33,334	(b)	—	3.30	02/17/16	[1]
	30,000	60,000	(c)	—	1.60	02/27/17	[1]
	-0-	100,000	(a)	—	1.03	02/26/18	[1]

James P. Reichmann	17,500	17,500	(d)	—	2.40	06/18/17	[1]
	20,000	20,000	(e)	—	1.25	10/31/17	[1]
	-0-	40,000	(a)	—	1.03	02/26/18	[1]

[1]	Issued under the 1991 Plan.
[2]	Issued under the 1995 Plan.

(a)	Remaining unvested options vest on each of the first three anniversaries of the February 26, 2008 grant date.
(b)	Remaining unvested options vest on third anniversary of the February 17, 2006 grant date.
(c)	Remaining unvested options vest on second and third anniversaries of the February 27, 2007 grant date.
(d)	Remaining unvested options vest on second and third anniversaries of the June 18, 2007 grant date.
(e)	Remaining unvested options vest on second and third anniversaries of the October 31, 2007 grant date.

          What payments would we owe to our Named Executive Officers in the event of a termination or a change in control?
          We grant severance arrangements to our executive officers on a case-by-case basis. We believe that granting these arrangements to certain key employees is an important element in the retention of such employees. The payments potentially due to our Named Executive Officers in the event of a termination or change in control are described below.
          Joseph F. Furlong, III. Either of the company or Mr. Furlong can terminate Mr. Furlong’s employment agreement at any time without stated cause. If Mr. Furlong’s employment terminates due to a “without cause” termination or constructive discharge, then he will receive a lump sum payment equal to the sum of 100% of his base salary plus 100% of his target annual incentive award for the year of termination, as well as his pro rata target annual incentive award for the year of termination. At December 31, 2008 and based on his 2008 base salary and his target 2008 bonus, the total amount payable under the agreement to Mr. Furlong in the event of such a termination would have been $1,100,000. Furthermore, if Mr. Furlong’s employment is terminated for any reason by either Mr. Furlong or the company, the company will continue certain of Mr. Furlong’s employee benefits, health insurance and life insurance, so that such benefits will be continued until January 1, 2011, and will continue to provide access to existing office space and administrative support in San Francisco for six months following such termination. In the event of any such termination, Mr. Furlong may also require the company to repurchase all or a portion of any options granted to him with an aggregate difference between the fair market value of one share of the company’s common stock on the date of termination and the per share exercise price set forth in the options being redeemed. For options issued prior to January 2, 2008, the maximum repurchase obligation is $1,396,660 (with such amount required to be maintained in a trust). Additionally, in the event that Mr. Furlong is terminated without cause or due to a constructive discharge, all stock options granted to Mr. Furlong by the company shall be deemed vested, and the company shall cause such options to remain exercisable until the later of (i) the fifteenth day of the third month following the date on which the options would have expired following such termination or (ii) December 31 of the calendar year in which the option would have expired following such termination by its terms.
          Under Mr. Furlong’s employment agreement, “cause” is defined as a termination by the board of directors, acting in good faith, by written notice to Mr. Furlong specifying the event(s) relied upon for such termination, due to Mr. Furlong’s serious misconduct with respect to his duties under the employment agreement, which has resulted or is likely to result in material economic damage to the company, including but not limited to a conviction for a felony or perpetration of a common law fraud; provided, however, except in the case of a conviction for a felony or a perpetration of a common law fraud, that the company must provide such notice thirty days prior to termination and provide Mr. Furlong with the opportunity to cure such damage or likely damage, to the company’s reasonable satisfaction, within thirty days of such notice. Under the employment agreement, “constructive discharge” is defined as a termination by Mr. Furlong as a result of a material diminution in Mr. Furlong’s compensation, authority, duties or responsibilities, a material change in the location at which Mr. Furlong is required to perform his duties, or a material breach of the employment agreement by the company; provided, however, that Mr. Furlong must provide notice within thirty days of the circumstances giving rise to the constructive discharge and provide the company with the opportunity to remedy the situation within thirty days of such notice.
          Unless Mr. Furlong is terminated without cause or due to a constructive discharge, he is prohibited from competing with the company for one year following such termination.
          Frank D. Powers. The company can terminate Mr. Powers’ employment agreement at any time without stated cause. In such event, Mr. Powers will receive a lump sum severance payment in an amount equal to his annual base salary as in effect at the time of termination. At December 31, 2008 and based on his 2008 base salary, the total amount payable under the agreement in the event of such a termination would have been $325,000. Additionally, in the event that Mr. Powers is terminated without cause, all stock options granted to Mr. Powers by the company shall be deemed vested, and the company shall cause such options to remain exercisable until the later of (i) the fifteenth day of the third month following the date on which the options would have expired following such termination or (ii) December 31 of the calendar year in which the option would have expired following such termination by its terms.
          In the event there is a change in control and the company terminates Mr. Powers’ employment within twelve months following such change in control or Mr. Powers terminates his employment within twelve months following a change in control due to a failure of the company to fulfill its obligations under the employment agreement in any material respect, Mr. Powers will be entitled to receive as a severance payment in a lump sum upon such termination an amount equal to the sum of: (i) his monthly base salary as in effect at the time of such termination multiplied by twenty-four; plus (ii) an amount equal to two times his annual incentive award for the previous year. Additionally, the company will continue certain of Mr. Powers’ employee benefits for twenty-four months. Whether or not Mr. Powers’ employment is terminated, upon a change in control any stock options granted to Mr. Powers will be fully vested, subject to the terms of the governing stock option plan. Under the terms of Mr. Powers’ employment agreement, a change in control is deemed to occur upon, among other things, the acquisition by any person of more than 50% of the company’s voting securities. At December 31, 2008 and based on his 2008 base salary and his 2007 bonus, the total amount payable under the agreement to Mr. Powers in the event of such a termination would have been $1,150,000.
          Mr. Powers can terminate his employment agreement without cause at any time. The company may also terminate Mr. Powers’ employment agreement at any time upon written notice for cause, which is defined as a termination by the board of directors, acting in good faith, by written notice to Mr. Powers specifying the event(s) relied upon for such termination, due to Mr. Powers’ serious misconduct with respect to his duties under the employment agreement, which has resulted or is likely to result in material economic damage to the company, including but not limited to a conviction for a felony or perpetration of a common law fraud; provided, however, except in the case of a conviction for a felony or a perpetration of a common law fraud, that the company must provide such notice thirty days prior to termination and provide Mr. Powers with the opportunity to cure such damage or likely damage, to the company’s reasonable satisfaction, within thirty days of such notice.
          Upon termination of employment, Mr. Powers is prohibited from competing with the company for one year, except in the case of a termination following a change in control, in which case he is prohibited from competing with the company for two years.
          Stephen L. Clanton. The company can terminate Mr. Clanton’s employment agreement at any time without stated cause. In such event, Mr. Clanton will receive a lump sum severance payment in an amount equal to his annual base salary as in effect at the time of termination. At December 31, 2008 and based on his 2008 base salary, the total amount payable under the agreement in the event of such a termination would have been $305,000. Additionally, in the event that Mr. Clanton is terminated without cause, all stock options granted to Mr. Clanton by the company shall be deemed vested, and the company shall cause such options to remain exercisable until the later of (i) the fifteenth day of the third month following the date on which the options would have expired following such termination or (ii) December 31 of the calendar year in which the option would have expired following such termination by its terms.
          In the event there is a change in control and the company terminates Mr. Clanton’s employment within twelve months following such change in control or Mr. Clanton terminates his employment within twelve months following a change in control due to a failure of the company to fulfill its obligations under the employment agreement in any material respect, Mr. Clanton will be entitled to receive as a severance payment in a lump sum upon such termination an amount equal to the sum of: (i) his monthly base salary as in effect at the time of such termination multiplied by twenty-four; plus (ii) an amount equal to two times his annual incentive award for the previous year. Additionally, the company will continue certain of Mr. Clanton’s employee benefits for twenty-four months. Whether or not Mr. Clanton’s employment is terminated, upon a change in control any stock options granted to Mr. Clanton will be fully vested, subject to the terms of the governing stock option plan. Under the terms of Mr. Clanton’s employment agreement, a change in control is deemed to occur upon, among other things, the acquisition by any person of more than 50% of the company’s voting securities. At December 31, 2008 and based on his 2008 base salary and his 2007 bonus, the total amount payable under the agreement in the event of such a termination would have been $900,000.
          Mr. Clanton can terminate his employment agreement without cause at any time. The company may also terminate Mr. Clanton’s employment agreement at any time upon written notice for cause, which is defined as a termination by the board of directors, acting in good faith, by written notice to Mr. Clanton specifying the event(s) relied upon for such termination, due to Mr. Clanton’s serious misconduct with respect to his duties under the employment agreement, which has resulted or is likely to result in material economic damage to the company, including but not limited to a conviction for a felony or perpetration of a common law fraud; provided, however, except in the case of a conviction for a felony or a perpetration of a common law fraud, that the company must provide such notice thirty days prior to termination and provide Mr. Clanton with the opportunity to cure such damage or likely damage, to the company’s reasonable satisfaction, within thirty days of such notice.
          Upon termination of employment, Mr. Clanton is prohibited from competing with the company for one year, except in the case of a termination following a change in control, in which case he is prohibited from competing with the company for two years.
          James P. Reichmann. The company can terminate Mr. Reichmann’s employment at any time without stated cause. Under the confidentiality, non-competition and severance pay agreement between the company and Mr. Reichmann dated June 18, 2007, in the event that Mr. Reichmann is terminated or resigns under certain circumstances in the twelve months following a change in control of the company, he is entitled to receive a severance payment equal to: 150% of his then current base salary, plus 150% of the greater of his annual incentive award for the previous year or his target annual incentive bonus for his first year of employment, in either case pro-rated for the number of months worked in the year prior to termination. At December 31, 2008 and based on his 2008 base salary and his initial bonus potential, the total amount payable under the agreement to Mr. Reichmann in the event of such a termination would have been $480,000. Whether or not Mr. Reichmann’s employment is terminated, upon a change in control any stock options granted to Mr. Reichmann will be fully vested, subject to the terms of the governing stock option plan. If Mr. Reichmann is terminated without cause at a time when the company has not experienced a change in control during the past twelve months, he is entitled to receive a severance payment equal to his then current base salary plus his annual incentive award for the previous year, pro-rated for the number of months worked in the year prior to termination. At December 31, 2008 and based on his 2008 base salary and his 2007 bonus, the total amount payable under the agreement to Mr. Reichmann in the event of such a termination would have been $280,000. Also, in such a termination any stock options granted to Mr. Reichmann will be fully vested, subject to the terms of the governing stock option plan. Under the terms of Mr. Reichmann’s agreement, a change in control is deemed to occur upon, among other things, the acquisition by any person of more than 50% of the company’s voting securities, and “cause” is defined as (i) the engagement by Mr. Reichmann in insubordination, malfeasance or misconduct, (ii) a charge or conviction of a felony offense or conviction of a misdemeanor involving moral turpitude brought against Mr. Reichmann, or (iii) a material breach by Mr. Reichmann of his obligations under the agreement. Upon termination of employment for any reason Mr. Reichmann is prohibited from competing with the company for one year.

          How much compensation did we pay our directors during 2008?
Director Compensation

	Fees Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)[1]	($)	($)	($)	($)
W. Wayne Woody	60,000	None	900	-0-	N/A	-0-	60,900
Henry T. Blackstock	59,000	None	900	-0-	N/A	-0-	59,900
William C. O’Neil, Jr.	45,000	None	900	-0-	N/A	-0-	45,900
Donald R. Millard	59,000	None	900	-0-	N/A	-0-	59,900

          The company pays directors who are not its officers or employees (currently Mr. Blackstock, Mr. Millard, Mr. Woody, and Mr. O’Neil) an annual fee of $30,000 and $2,500 is paid to each director per meeting of the board or any committee, provided that no fee is payable for committee meetings held on the same day as a board meeting (or the day immediately before or after). In addition, the chairman of the audit committee receives an annual fee of $10,000, the chairmen of each of the compensation committee and the nominating and corporate governance committee each receive an annual fee of $6,000, and the co-chairmen of the strategic analysis committee each received an annual fee of $3,000. The company reimburses all directors for actual expenses incurred in connection with attendance at board or committee meetings.
          Under the 1995 Plan, as amended, each director initially receives an option to acquire 50,000 shares of common stock upon joining the board, and each director receives an option to acquire 10,000 shares of common stock on December 31 of each year following the year such director was first elected to the board, so long as he served as a director for at least six (6) months during that year. The per-share exercise price of the options equals the closing market price of the common stock on the day immediately before the date of grant.
          Does the company have a code of ethics for executive officers?
          The company has a code of ethics for our executive officers, a copy of which can be provided to any person, without charge, upon written request. Any such request should be addressed to: American HomePatient, Inc., 5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027-5018, Attention: Corporate Secretary.

[1]
Amounts shown for option awards do not reflect compensation actually received by the directors nor do they necessarily reflect the actual value that will be recognized by the directors but, instead, are the equity award expense recognized by the company for financial statement reporting purposes in 2008 in accordance with FAS 123R for the option awards granted to the directors (excluding any risk of forfeiture, per SEC regulations).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          Has the company entered into any arrangements with affiliated parties?
          The company has not entered into any arrangements with affiliated parties.
          Does the company have a policy in place with respect to contracts between the company and persons affiliated with the company?
          The company has a policy that any transactions between the company and its officers, directors and affiliates will be on terms as favorable to the company as can be obtained from unaffiliated third parties. Such transactions with such persons will be subject to approval by the audit committee.
          AUDIT COMMITTEE REPORT
          The audit committee provides assistance to the board in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of American HomePatient. Among other things, the audit committee reviews and discusses with management and with American HomePatient’s outside auditors the results of the year-end audit of American HomePatient, including the audit report and audited financial statements. The board of directors, in its business judgment, has determined that all members of the audit committee are “independent” directors and are qualified to serve on the audit committee pursuant to Rules 4200(a)(15) and 4350(d) of the Nasdaq listing standards. The audit committee has adopted a written charter, a copy of which is available on the company’s website at www.ahom.com. The audit committee reviews and reassesses the adequacy of the audit committee charter annually.
          As set forth in the charter, management of the company is responsible for the preparation, presentation and integrity of the company’s controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.
          In connection with its review of American HomePatient’s audited financial statements for the fiscal year ended December 31, 2008, the audit committee reviewed and discussed the audited financial statements with management and the independent auditors, and discussed with the company’s independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as currently in effect. In addition, the audit committee received the written disclosures and the letter from KPMG LLP (“KPMG”) required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with KPMG their independence from American HomePatient. The audit committee has determined that the provision of non-audit services rendered by KPMG to American HomePatient is compatible with maintaining the independence of KPMG from American HomePatient, but the audit committee will periodically review the non-audit services rendered by KPMG.
          Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of the company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the company’s auditors are in fact “independent.”
          Based on the review and discussions referred to above and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the charter, the audit committee recommended to American HomePatient’s board of directors that the audited financial statements be included in American HomePatient’s annual report on Form 10-K for its fiscal year ended December 31, 2008, for filing with the SEC.
          Who are the members of the audit committee?
          The members of the audit committee are Mr. Blackstock, Mr. Millard, Mr. Woody and Mr. O’Neil.
INDEPENDENT AUDITORS
          Who are the company’s independent auditors?
          The company’s audit committee has selected KPMG as the company’s principal independent accountant for the 2009 fiscal year. KPMG served as the company’s principal independent accountant for the 2008 and 2007 fiscal years. Representatives from KPMG are expected to be present at the annual meeting, and will have an opportunity to make a statement if they desire to do so. KPMG representatives are expected to be available to respond to appropriate questions.
AUDITOR FEES
          What fees were paid to the company’s independent auditors during fiscal years 2008 and 2007?
          The total fees incurred with our auditors for the fiscal years ended December 31, 2008 and December 31, 2007 were as follows:
          Audit Fees. For professional services rendered for the audit of the company’s annual financial statements in the company’s Forms 10-K and the reviews of the financial statements included in the company’s Forms 10-Q for those fiscal years, the company incurred aggregate fees and expenses of approximately $598,000 by KPMG for the fiscal year ended December 31, 2008, and $637,000 by KPMG for the fiscal year ended December 31, 2007. Additionally, the company incurred fees of approximately $155,000 and $147,000 by KPMG for the audits of certain unconsolidated joint ventures for the years ended December 31, 2008 and December 31, 2007, respectively.
          Audit Related Fees. The company did not engage its auditors for the provision of assurance and related services related to the audit of the company’s annual financial statements and the reviews of the financial statements included in the company’s Forms 10-Q for those fiscal years other than those services included in the discussion of Audit Fees.
          Tax Fees. The company did not engage its auditors for the provision of tax compliance, tax advice, or tax planning professional services for the fiscal years ended December 31, 2008 and December 31, 2007.
          All Other Fees. None.

          What is the company’s policy with respect to approval of audit and non-audit services provided by the company’s auditors?
          All the services described above were approved by our audit committee. In accordance with the charter of our audit committee and consistent with the policies of the SEC, all auditing services and all non-audit services to be provided by any independent auditor of the company shall be pre-approved by the audit committee. In assessing requests for services by the independent auditor, the audit committee considers whether such services are consistent with the auditor’s independence, whether the independent auditor is likely to provide the most effective and efficient service based upon their familiarity with the company, and whether the service could enhance the company’s ability to manage or control risk or improve audit quality.
          The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence.
          SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Securities Exchange Act of 1934 requires the company’s executive officers and directors, and persons who own more than 10% of the registered class of the company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the company with copies of all Section 16(a) forms they file. The SEC requires public companies to disclose in their proxy statements whether persons required to make such filings missed or made late filings. Based on a review of forms filed by its reporting persons during the last fiscal year, the company believes that they complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.
MISCELLANEOUS
          It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, stockholders who do not expect to attend in person are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy promptly.

PROXY	AMERICAN HOMEPATIENT, INC.	PROXY
Annual Meeting of Stockholders, May 20, 2009
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
          The undersigned hereby appoints Stephen L. Clanton and Frank D. Powers, and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned at the annual meeting of the stockholders of American HomePatient, Inc., to be held on May 20, 2009, at 9:00 a.m. Central Daylight Time, at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., 315 Deaderick Street, Suite 1800, Nashville, Tennessee 37238 and at any adjournments or postponements thereof, in accordance with the following instructions:
(1) ELECTION OF CLASS 3 DIRECTOR

☐ FOR the nominee listed below	☐ WITHHOLD AUTHORITY
(except as marked to the contrary below)	to vote for nominee listed below
Donald R. Millard
(2) In their discretion, on such other matters as may properly come before the meeting.

☐ FOR DISCRETION	☐ AGAINST DISCRETION	☐ ABSTAIN
(Continued on reverse side)
(Continued from other side)
          THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEE IN THE ELECTION OF THE CLASS 3 DIRECTOR AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.

Dated:	, 2009

Dated:	, 2009

Signatures of stockholder(s) should correspond exactly with the name printed hereon. Joint owners should each sign personally. Executors, administrators, trustees, etc., should give full title and authority.

AMERICAN HOMEPATIENT, INC.
5200 Maryland Way, Suite 400
Brentwood, Tennessee 37027-5018